United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  July 17, 2006

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On July 17, 2006, TRC Companies, Inc. (“TRC”) and certain of its subsidiaries (together with TRC, the “Borrower”) entered into a secured credit agreement (the “Credit Agreement”) and related security documentation with Wells Fargo Foothill, Inc., as lender and administrative agent.  The Credit Agreement provides the Borrower with a five-year senior revolving credit facility of up to $50.0 million.  The Credit Agreement replaces TRC’s existing credit facility with Wachovia Bank, National Association, and certain other lenders (the “Wachovia Facility”).

Amounts outstanding under the new credit facility generally bear interest at the greater of 7.75% and prime rate or the greater of 5.0% and LIBOR, in each case plus a specified margin based on the average excess availability, depending on the type of borrowing being made.  The Credit Agreement contains customary negative covenants and financial covenants including, minimum EBITDA, average monthly backlog and a limitation on annual capital expenditures.

The Borrower’s obligations under the Credit Agreement are secured by a pledge of substantially all of the assets of the Borrower and guaranteed by substantially all of TRC’s subsidiaries that are not borrowers pursuant to a Guaranty.

On July 17, 2006, the Borrower borrowed approximately $38.6 million under the new credit facility to (i) pay certain fees and expenses associated with the new credit facility and (ii) repay the outstanding principal amount under the Wachovia Facility.  See Item 1.02.  “Termination of a Material Definitive Agreement” below.

A copy of the Credit Agreement is filed with this report as Exhibit 10.11 and is incorporated herein by reference.

On July 19, 2006, TRC and substantially all of its subsidiaries (the “Company”) entered into a three-year subordinated loan agreement (the “Subordinated Loan Agreement”) with Federal Partners, L.P. (“Federal Partners”), a significant stockholder of TRC, pursuant to which the Company borrowed $5.0 million from Federal Partners.  The loan bears interest at a fixed rate of 9% per annum.  In addition, TRC issued a ten-year warrant to purchase up to 66,000 shares of its common stock to Federal Partners at an exercise price equal to $.01 per share, pursuant to the terms and conditions of a Warrant Agreement (the “Warrant Agreement”), dated July 19, 2006, between TRC and Federal Partners.

Copies of the Subordinated Loan Agreement and the Warrant Agreement are filed with this report as Exhibit 10.12 and Exhibit 10.12.1, respectively, and each is incorporated herein by reference.

Item 1.02.              Termination of a Material Agreement

On July 17, 2006, TRC repaid the approximately $38.0 million outstanding principal amount under the Wachovia Facility and terminated the related credit, security and ancillary agreements.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of Registrant.

The information set forth under Item 1.01 “Entry into Material Agreement” of this report is incorporated by reference.

Item 3.02.              Unregistered Sale of Equity Securities

In connection with the Subordinated Loan Agreement, TRC issued a ten-year warrant to purchase up to 66,000 shares of the TRC’s common stock for an exercise price equal to $.01 per share, to Federal Partners, L.P, pursuant to the Warrant Agreement.  A copy of the Warrant Agreement is filed with this report as Exhibit 10.12.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.11	Credit Agreement, dated as of July 17, 2006, by and among TRC Companies, Inc., certain of its subsidiaries and Wells Fargo Foothill, Inc.

10.12	Subordinated Loan Agreement, dated as of July 19, 2006, by and among TRC Companies, Inc., certain of its subsidiaries and Federal Partners, L.P.

10.12.1	Warrant Agreement, dated as of July 19, 2006 by and between TRC Companies, Inc. and Federal Partners, L.P.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2006	TRC Companies Inc.

	By:	/s/ Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and
Chief Financial Officer